Exhibit 10.7

COMMERCIAL LEASE

This Lease, entered into this 30th day of September, 2022 (“Lease”), between MILLERS’ DEVELOPMENT, INC., a corporation organized and existing under the laws of the State of Indiana, hereinafter known as Landlord, and ANTHEM ANCHOR BOLTS AND FASTNERS, LLC, an Indiana Limited Liability Company, and hereinafter known as Tenant,

WITNESSETH:

1.	LEASED PREMISES.

Landlord does hereby rent unto Tenant and Tenant does hereby hire and take as Tenant upon and subject to the covenants, terms, and conditions herein set out, each of which the respective parties agree to keep and perform, the existing building and real property located at 210 S. Progress Drive, Kendallville, Noble County, Indiana, the building having a gross area, for purposes of determining the rent amount hereunder of 41,843 square feet {hereinafter referred to as "Leased Premises" or ''Premises''). Any variance in the actual number of square feet of the building shall have no effect on the rent provided herein. The term "Leased Premises" or "Premises", whenever used herein shall mean the entire premises as described above, including any and all real estate, the manufacturing building, parking facilities, and grounds, and the like on the property, together with the structures thereon used in connection with the Tenant's operations.

2.	USE OF THE LEASED PREMISES.

Said Leased Premises shall be used exclusively as a bolt and fastener manufacturing/industrial and warehousing facility, except there shall be no heavy manufacturing, operated only as is consistent with applicable zoning ordinances. Tenant shall not commit waste upon the Leased Premises. Tenant shall not do any act upon the Leased Premises or make any use thereof which may make void or voidable any insurance on the Leased Premises or building.

The Tenant taking possession of the Premises shall evidence Tenant's acceptance of the condition of the premises for the use intended by Tenant,.and Tenant agrees that no representations, statements or warranties, express or implied, have been made by or on behalf of the Landlord in respect thereto except as expressly contained in this Lease. Landlord shall in no event be liable for any defect in or upon the Premises, apparent or latent, unless resulting from Landlord's negligent maintenance of the Premises after reasonable notice from Tenant.

Tenant shall not allow the use on the Premises of any hazardous substances except as permitted by this Lease, law, regulation or ordinance. Tenant shall not allow any substances to be used by or on account of Tenant upon the Premises or deposited by or on account of Tenant on or in the Premises which may be determined by federal, state or local agency or court of law to be hazardous substance or substance of a similar nature which results in an award of fines or damages against Landlord, or which results in an order to clean up, neutralize or remove such substances from the Premises.

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Tenant shall advise the Landlord in advance of any change in the use of the building and if the use involves the presence of lubricants or chemicals or other potentially hazardous products, then the Tenant will be required to provide a Phase 1 environmental report upon termination of the Lease; provided, however, that, so long as commercially reasonable in quantities and use, Tenant shall be permitted to use water soluble coolant, hydraulic oils, and cutting oils without the requirement of providing a Phase I environmental report upon termination of the Lease. However, notwithstanding the presence of oil and other such products in quantities and uses that are commercially reasonable, Tenant shall remain responsible for clean up and shall leave no evidence of such oil or other hazardous products present in or on any portion of the Premises upon vacation

Tenant shall comply with all laws, ordinances, orders, and regulations affecting the Leased Premises and the cleanliness, safety, occupation and use thereof.

Landlord covenants and agrees that if the Tenant shall perform all of the covenants and agreements herein stipulated to be performed on the Tenant's part, the Tenant shall at all times during said term, have the peaceable and quiet enjoyment, use and possession of said Leased Premises without any manner of hindrance from the Landlord or any person lawfully claiming through the Landlord. Landlord shall retain, in addition to any other rights to enter the Leased Premises as described in this lease, the right to enter the Leased Premises for the purpose of inspection.

3.	TERM..

This Lease shall be for an initial term of three (3) years, commencing on October 1, 2022 (hereinafter referred to as the "Commencement Date"} and end on September 30, 2025.

In addition to the initial three (3) year term of this Lease, there shall be one additional option to extend this Lease for another three (3) year term, the extension being under the same terms hereof including the annual rent increase of 25 cents per square foot The extension shall be elected by Tenant by giving written notice of the intent to extend the Lease to Landlord no later than six months prior to the end of the third year of the original term of this Lease. If such notice to not extend the Lease is so given, then the Lease shall be for the initial three year term only.

Tenant covenants and agrees to deliver up and surrender to the Landlord possession of the Leased Premises upon the expiration of this Lease or its termination, as herein provided, in BS good condition BS at the commencement of said term, or as improved during the term thereof: destruction by casualty, reasonable wear end tear, and the effects of time excepted, it being understood that reasonable wear and tear would not include the presence of oil or solvents that stain or penetrate the floor or walls of the premises. Tenant shall not hold over beyond the end of any term for failure of Landlord to give notice to vacate, any such notice being waived by Tenant.

In the event Tenant, notwithstanding,shall holdover after termination of this Lease, it shall constitute a tenancy from month to month governed by the terms hereof, subject to the provisions of Section 15. Upon termination of this Lease and if Tenant refuses to vacate, Landlord shall be entitled to evict Tenant and shall be entitled to recover from Tenant reasonable expenses, including attorney's fees and damages resulting from Tenant's failure to vacate.

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4.	RENT.

Tenant shall pay to Landlord a security deposit equal to the first month's rent ($12,204.21) prior to taking possession. The security deposit shall beheld by Landlord, without interest, during the term of this Lease to be applied to any sums due and owing to the Landlord by Tenant at the termination of the Lease. Landlord shall provide Tenant a full accounting and any remaining security deposit within 60 days following the expiration of the term of this Lease.

Tenant shall pay to Landlord, without demand therefore, rent as follows:

Rental Month	Annual Rent	Monthly Rent	PSF
1-12	$146,450.50	$12,204.21	$3.50
12-24	$156,911.25	$13,075.94	$3.75
25-36	$167,372.00	$13,947.67	$4.00

The first monthly rent payment is due on October 1, 2022 and each month thereafter.

If the option to extend the lease applies, then the rent for each subsequent year shall increase by 25 cents per square foot per year (ie. months 37-48 $4.25 per square foot, plus an additional 25 cents for each 12 months thereafter).

Said rent shall be paid on or before the 1st day of each month, in advance; paid via ACH automatic deposit into Landlord's designated bank account or at such other place as Landlord may, from time to time designate in writing, without deductions or set-off whatsoever. In the event any installment of Rent or other charge occurring under this Lease shall become overdue for a period of ten (10) days or more, a late charge of five (S) percent may be charged by Landlord for the purpose of defraying the expenses incident to handling such delinquent payments. The late charge shall be in addition to any of Landlord's rights under this Lease.

(a)	Additional Rent: If Tenant shall fail to pay or fulfill any obligation under the terms of this Lease, Landlord may elect to pay the sums owed by Tenant or to perform any of Tenant's obligations hereunder and shall then give notice of such payment to Tenant; but Landlord shall have no obligation to pa or fulfill an of Tenant's such obligations. However, any sums that Landlord pays to fulfill any of Tenant's obligations hereunder, together with all charges, costs and expenses that Landlord incurs from any obligation that Tenant assumes or agrees to pay hereunder, together with all interest and penalties that may accrue thereon in the event of the failure of Tenant to pay those items, and all other expenses, damages, costs, and sums, including attorney's fees, that Landlord may suffer or incur, or that may be due by reason of any default of Tenant or failure by Tenant to comply with the terms and conditions of this Lease shall be deemed to be Additional Rent, and, in the event of nonpayment or failure to reimburse Landlord for same, Landlord shall have all the rights and remedies as provided herein or by law for failure to pay rent. If Landlord elects to pay any sums which were the obligation of the Tenant hereunder, interest shall accrue on any sums so paid by Landlord at the rate of 12% per annum from the date paid by Landlord until reimbursed by Tenant.

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5.	TAXES AND ASSESSMENTS :

Tenant shall pay all taxes, assessments, and levies charged or assessed by any governmental authority (hereinafter collectively referred to as “Taxes”) upon Tenant's property in or upon the Leased Premises.

In addition. Tenant shall pay one-twelfth (1/12) of the annual taxes on the real estate. Even though real estate taxes are paid in arrears, the Tenant shall pay based upon the real estate taxes for the year in which the payments are due and payable.

The real estate taxes shall be paid as follows: Tax statements showing the taxes payable for the current year shall be forwarded by Landlord to the Tenant. Tenant shall then pay to Landlord one twelfth (1/12) of the annual taxes due for that calendar year, which Tenant shall pay monthly beginning October 1, 2022 and each month thereafter. For October through December of 2022, the taxes due and payable in 2022 shall be the basis for Tenant's obligation hereunder.

Because the annual tax statements for the year are not received until approximately April of each calendar year, Tenant shall continue to pay the prior monthly amount of taxes until the new tax statements are received. When new tax statements are received by Landlord, the Landlord shall send the new statement to the Tenant and the Tenant shall begin paying one twelfth (1/12) of the new annual tax amount beginning as of January of that calendar year.

For example, in 2023, Tenant's obligation shall be based upon the taxes due and payable in 2023, and as the statements will not be delivered to Landlord by the county until March or April of 2023, nonetheless, Tenant's obligation hereunder shall be to pay for each month, beginning with January of 2023, one-twelfth of the annual taxes shown on the annual tax statement for 2023. If taxes increase or decrease, Tenant will makeup any increase for the months in 2023 prior to the statement being received or will receive credit for any decrease for the months prior to the statements being received.

6.	UTILITIES.

Tenant shall be responsible for all utilities for the Leased Premises during the occupancy and term of this lease. Tenant shall change all utilities into Tenant's name prior to taking possession of the premises.

7.	ASSIGNMENT OR SUBLETTING.

It is understood that Tenant intends to sub-lease portions of the premises to other entities.

Tenant may sub-lease no more than 8,500 SF of the Leased Premises to an unaffiliated entity, the proposed sub-tenant's name and proposed use of the premises shall be provided in writing to Landlord and is subject to the written consent of Landlord. In the event that Tenant, with or without the previous consent of Landlord does assign or in any manner transfer this lease or any estate or interest therein or sublease the Leased Premises, Tenant shall in no way be released from any of its obligations under this lease.

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8.	REPAIRS, MAINTENANCE AND ALTERATIONS.

a.	Landlord's Responsibility Landlord shall be responsible for repairs and replacement of the foundation, supporting structure, exterior walls, roof, sidewalks, parking lots.

b.

Tenant's Responsibility. Subject to other express terms herein, Tenant shall at all times keep maintain all of the interior of the Premises, including the electrical, mechanical, plumbing and electrical systems (including lighting) and every part thereof, in good order, condition and repair, ordinary wear and tear excepted.

Regarding heating and cooling and ventilation systems, Tenant shall be responsible for having the system serviced twice per lease year and provide Landlord with confirmation of such service. If the semi-annual service is completed, then Tenant's financial responsibility for HVAC repairs or replacement shall not exceed $1,000.00 per unit in any given lease year (this cap shall not include the semi-annual service contract charges).

Notwithstanding the above, Tenant shall be responsible for any damages to any portion of the premises, interior or exterior, caused by Tenant, its agents, or invitees.

Tenant shall keep the walkways on the Premises and any grading, platform, parking and service areas used by Tenant clean and free from rubbish, dirt, snow and ice at all times. Tenant shall store all trash and garbage within appropriate containers and arrange for the regular pick-up of such trash and garbage at Tenant's expense. Tenant shall not burn any trash or garbage of any kind in or about the premises. Tenant shall provide for all lawn mowing and landscape care on the premises.

(c)	Alterations. Tenant shall have the right, but only with the prior written consent of Landlord, to make alterations to the interior of the Leased Premises so long as the cost thereof is paid by Tenant and all such work is done in a workmanlike manner and without damage to the structural elements of the Leased Premises and in conformance with the regulations of fire insurance underwriters carrying insurance on the premises. Tenant agrees that upon termination of this Lease, it will, a tits own expense, if Landlord shall so request, restore the Leased Premises to its former condition (ordinary wear, tear, and damage by the elements excepted).

Tenant shall not bore, cut into otherwise structurally weaken any column, beam or other part of the Leased Premises for any purpose whatsoever without the written consent of Landlord.

(d)	Signs and Awnings. Tenant shall not affix to or upon the exterior of the Leased Premises signs or awnings except with the prior written consent of Landlord. Tenant . shall be permitted to install a monument/pylon signage on the property, subject to Landlord approval and subject to compliance with all applicable local code and proper permitting.

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(e)	Trade Fixtures. All improvements to the Leased Premises and all permanent fixtures shall be and become the property of the Landlord, except that all machinery and equipment installed by the Tenant and all trade fixtures installed or used by the Tenant shall remain the personal property of the Tenant.

(f)	Liens. Tenant shall not cause or permit the creation of any lien against the Leased Premises on account of any labor or materials furnished in connection with maintenance, repairs, or alterations undertaken by Tenant. In the event any such lien shall be filed against the Leased Premises, Tenant shall cause such lien to be released within ten (10) days after actual notice of the filing thereof or shall furnish to Landlord a bond, satisfactory to Landlord, conditioned to indemnify Landlord against the foreclosure of such lien.

(g)	Sprinkler and Security System. Landlord has entered into a one year contract with a Fire Safety & Security Company, ASG Advanced Systems Group (ASG), a division of Shambaugh & Sons, for the purpose of maintaining the sprinkler, fire and security system installed in the building. One of the quarterly service visits by ASG has been performed and paid for by Landlord. Tenant agrees to complete and pay for the three additional quarterly service calls under the Landlord's service contract, the next service being scheduled for November 2022. At the end of Landlord's contract with ASO, Tenant shall arrange to extend the quarterly services for the remainder of the term of this Lease, which services shall be equal to those provided by ASO either by extending the service contract with ASG or by contracting with another company, approved by Landlord, providing the same services.

(h)	It is understood and agreed by the parties hereto that there exists in the building on the Premises, two Make-Up Air Units from prior Tenant's. However, those two units do not function and Landlord will not be responsible for making those two units operational during the term of this lease.

9.	PERSONAL PROPERTY ON LEASED PREMISES - RISK OF DAMAGE.

Tenant agrees that all personal property of every kind or description which may at any time be in the Leased Premises shall be at Tenant's sole risk, or at the risk of those claiming through or under the Tenant; and Tenant hereby agrees that Landlord shall not be liable for and shall beheld harmless by Tenant against all claims (including subrogation by Tenant's insurance carrier) for any damage to Tenant or any other person or corporation, including Tenant's employees, for any damage to person or property or loss suffered by Tenant's business caused by water, rain, snow, frost, fire,storm, or accident, or by breakage, stoppage or leakage of water, gas, heating and air conditioning, and sewer pipes or plumbing, from electrical wiring, or from gas or odors caused in any manner, upon, about or adjacent to said Leased Premises, unless said damage is caused by Landlord's neglect or failure to make repairs which are the responsibility of Landlord but only after reasonable advance notice by Tenant to Landlord allowing reasonable opportunity to repair.

10.	INSPECTION.

Landlord shall have the right to enter upon the Leased Premises for the purpose of inspection upon 48 hours advance notice to Tenant. In addition, Landlord shall have access to make such improvements, repairs, or alterations as it may consider expedient; but Landlord assumes no obligation to make any improvements, repairs, or alterations, except as expressly provided in this Lease. Landlord agrees to make arrangements mutually acceptable to the parties in the event that work on such improvements, repairs, or alterations will, in Tenant's reasonable judgment, unduly interfere with Tenant's daily business operations. In addition, Landlord shall have the right to reasonable access to the Leased Premises for the purpose of exhibiting same to prospective tenants.

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11.	INSURANCE ON LEASED PREMISES.

a)	Tenant is responsible for placing insurance on its equipment, inventory and other personal property and contents placed in or upon the Premises Tenant shall place liability insurance on the Leased Premises in the amount of no less than$1,000,000 per person/per injury, $2,000,000.00 for each accident or occurrence and $500,000.00 for property damage. The insurance policies shall provide coverage for contingent liability of Landlord and Tenant on any claims or losses. Certificates evidencing such policies together with the statement for the annual premium shall be delivered to Landlord.

b)

In addition, Landlord has insurance which covers Landlord’s liability as well as the loss or destruction of the improvements on the Leased Premises in such amounts and under such coverages as determined by Landlord. Certificates evidencing such policies together with the statement for the annual premium shall be delivered to Tenant and Tenant shall reimburse to Landlord, one-twelfth of the annual premium beginning October 1, 2022 and each month thereafter.

c)	When new statements for the insurance are received by Landlord, the Landlord shall send the new statements to the Tenant and the Tenant shall begin paying one-twelfth of the new premium amount beginning with the first month for which the new premium provides coverage.

12.	DAMAGE TO OR DESTRUCTION OF LEASED PREMISES.

(a)	If during the term of this Lease the building on the demised Leased Premises is totally destroyed from any cause except the negligent or intentional acts of Tenant, its employees or agents, the term of this Lease shall end; although the other obligations of the parties hereto prior to the end of the lease term shall be enforceable.

(b)	In case such building is damaged from any cause except the negligent or intentional acts of Tenant, its employees or agents, to a degree which materially adversely affects Tenant's use of the Leased Premises as contemplated herein and of such character as cannot reasonably be expected to be repaired, or the Leased Premises restored, within sixty (60) days from the time of such damage, either Tenant or Landlord may, at their option, terminate this lease by giving the other party written notice thereof within thirty (30) days after such damage.

(c)	In case such building is damaged to a degree which does not materially adversely affect Tenant's use of the Leased Premises as contemplated herein, this Lease may not be terminated, and Landlord shall repair such building with all reasonable speed, and for that purpose shall have a right to enter said Leased Premises. Rent shall be pro-rated during this period of time.

(d)	In case such building shall be destroyed or damaged by any cause except the negligent or intentional acts of Tenant its employees or agents, prepaid rent shall be refunded or credited in whole or in part, and future rent shall abate in whole or in part, as may be equitable under all the circumstances during such time as the Leased Premises is not able to be occupied by Tenant.

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(e)	Should any dispute arise as to the application of the provision of this section, the parties agree to resolve such dispute expeditiously by arbitration. Each party shall select an arbitrator and the two arbitrators so selected shall select a third arbitrator; the dispute to be heard by all three arbitrators so selected. A decision by at least a majority of the three arbitrators shall be final and binding on the Landlord and Tenant. The cost of the arbitrators shall be paid equally by the Landlord and the Tenant.

(f)	If, during the term of this Lease, the building on the demised Leased Premises is damaged or destroyed from any cause, it is expressly agreed that the Landlord shall not be liable to Tenant for interruption of Tenant's business, consequential damages, loss of profits, damage to its equipment or property or records in the Premises.

13.	EFFECT OF CONDEMNATION OR EMINENT DOMAIN.

If the demised Leased Premises shall be totally taken or surrendered pursuant to a condemnation or eminent domain action, or threat thereof, then this Lease and the terms demised shall thereupon terminate, and Tenant shall be liable for rent only up to the date of such termination.

If only a portion of the demised Leased Premises is so taken, and if the Tenant is able to continue the operation of its business on the remaining portion of the Leased Premises and Tenant elects to continue the Lease as to the uncondemned portion of the property, future rent will be adjusted on a pro-rata basis to reduce the total rent to the extent the property has been diminished in quantity and usefulness to the Tenant by the partial condemnation.

14.	SURRENDER ON TERMINATION.

Tenant shall surrender said Leased Premises at the termination of this Lease for any reason, and the same shall be in as good condition as received, ordinary wear and tear and providential destruction or damage excepted, and Tenant shall pay double the then current Rent for each day it or anyone holding under it shall retain the demised Leased Premises after the termination of this Lease.

15.	MORTGAGE OF LEASED PREMISES AND ATIORNMENT.

Landlord reserves the right to subject end subordinate this Lease to the lien of any mortgage hereafter placed upon the Leased Premises or the land and buildings of which the Leased Premises are a part; and Tenant hereby agrees upon request to execute any subordination agreements which may be required in connection with the negotiation or execution of any such mortgage.

Tenant agrees within three (3) days after request therefore by Landlord to execute in recordable form and deliver to Landlord, a statement in writing certifying (a) that this Lease is in full force and effect; (b) confirming the Commencement and Expiration Dates of the lease and term; (c) certifying that Tenant is the occupant of the Leased Premises and the date Tenant commenced operating Tenant's business therein; (d) that the Lease has not been assigned,' modified, supplemented or amended except by such writings as shall be stated; (e) that all rent is paid currently without any offset or defense thereto; (f) the amount of rent, if any, paid in advance; and (g) that Landlord has fulfilled all its obligations under the Lease and that there are no defenses or offsets against Landlord's enforcement of this Lease except such as shall be stated. Tenant warrants that Landlord and its mortgage lenders, and/or purchasers shall be entitled to rely upon any such written declaration made by Tenant.

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16.	DEFAULT.

If Tenant shall abandon or vacate the Leased Premises, or shall become bankrupt or shall make a general assignment for the benefit of creditors, shall fail to make any rent payment as provided herein, or after giving fifteen (15) days' written notice setting forth any other default, default shall continue by Tenant in the performance or observance of any other covenant, term or condition herein contained to be performed on Tenant's part, Landlord may at his election terminate this Lease by giving Tenant written notice thereof; and thereupon Tenant shall pay Landlord all sums then due under this Lease, or Landlord may, with or without demand, re-enter and take possession of the demised Leased Premises, and in either case, Tenant shall peacefully surrender possession thereof to Landlord, and all rights and interest of Tenant to possession and control hereunder shall cease and terminate, but nothing contained herein shall affect Landlord's right to the rent for the term herein specified. Upon taking possession hereunder, Landlord may at their election terminate this Lease by giving Tenant written notice thereof, or Landlord may re-let said property and Tenant shall be liable for and will pay as it accrued the difference in the rent for the balance of the term and all· other sums due under this Lease.

In the event that hereafter it becomes necessary for any party to retain legal counsel to enforce his rights hereunder, in addition to any other relief, the prevailing party shall be entitled to recover legal fees and court costs.

17.	INDEMNIFICATION.

Tenant agrees to indemnify and hold Landlord harmless and Landlord agrees to indemnify and hold Tenant harmless against any and all claims, actions, damages, liability and expenses in connection with injury or loss of life to person or damage to property arising out of any of the obligations or responsibilities under this lease of the indemnifier for any breach or default by the indemnifier in the performance of any term of this lease or any action or inaction by the indemnifying party, its agents, concessionaires, contractors, employees or licensees in or about the Leased Premises. If either party shall, without fault on its part, be made a party to any litigation or proceeding commenced by or against the other party, then the other party shall protect and hold harmless and pay all costs and expenses and reasonable attorneys fees incurred or paid by the party without fault and shall satisfy any judgment or fine that may be entered in such litigation or proceeding.

18.	SUCCESSORS.

All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the respective heirs, executors, administrators, successors and assigns of the parties, and if there shall be more than one (1) Tenant they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in Section 7 hereof.

19.	SALE BY LANDLORD.

In the event of any transfer(s) of Landlord's interest in the Leased Premises, Landlord shall upon notice to Tenant, automatically be relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer. The Lease shall not be affected by any such sale or conveyance and Tenant agrees to attorn to the purchaser or grantee.

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20.	NO CONSTRUCTIVE WAIVER AND INTERPRETATION.

The acceptance of late rent or other failure to enforce its rights under this Lease shall not constitute a waiver of any right of the Landlord under this Lease. No waiver of rights or failure to enforce its rights by Landlord shall waive any subsequent right to re-enter or terminate or take any legal action for subsequent breach of any covenant, term or condition of this Lease. No consent by Landlord to any assignment or subletting of the Leased Premises, or any part thereof shall waive any of the covenants, terms or conditions of this Lease, and the paragraph on assignments and subletting shall remain in full force and effect as to all subsequent assignments and subletting.

It is further agreed that Lease is the result of negotiation between two parties with reasonably equal bargaining positions, that the provisions of this Lease is the result of negotiations between those two parties, and that for purposes of interpretation of any terms, this Lease shall not be considered to have been prepared by one party or the other.

21.	GOVERNING LAW.

This lease shall be governed according to the laws of the State of Indiana.

22.	SEVERABILITY.

Any term, provision, covenant, or condition of this Lease is held by a court of competent jurisdiction to be invalid or void, or unenforceable, the remainder of this Lease shall remain in full force and effect and shall in no way be affected, and a suitable and equitable replacement shall be substituted for such invalid, void or unenforceable term, provision, covenant or condition in order to carry out, as far as may be valid and enforceable, the intent and purpose of such invalid, void or unenforceable term, provision, covenant or condition.

23.	NOTICES.

Any notice or demand provided for herein shall be given to the party to be served by registered or certified mail, return receipt requested. Notice will be deemed given as of the date of posting to the address as provided herein.

The following address shall be used for notice purposes:

a.              To the Landlord at:

910 Lakeside Drive Rome City, IN 46784

b.              To the Tenant at:

110 East Wayne Street Suite 1503

Fort Wayne, Indiana 46802

Attn: Timothy E. Evans, President and CEO

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With a copy to (required for notice):

JoeMontel@TraditionTrans.com.

or to such other address as may be given to the other party by written notice.

24.	AUTHORITY.

The persons executing this lease on behalf of their respective parties hereby covenant, represent and warrant that their representative party is a legal entity, duly organized under the laws of and authorized to do business in the State of Indiana; and that the persons executing this Lease on behalf of their respective party are officers/representatives of such party as indicated next to their signature line and that as such officers/representatives they are duly authorized to execute, acknowledge and deliver this Lease. The undersigned representative of Tenant :further represents and warrants that there is no plan of liquidation or sale of substantially all of the asset of the Tenant and that the corporation is solvent and financially stable.

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IN WITNESS WHEREOF, this Lease is executed in duplicate the day and year first above written.

LANDLORD	TENANT
MILLERS' DEVELOPMENT, INC.	ANTHEM ANCHOR BOLTS
AND FASTENERS LLC

By: /s/ Sherley B. Miller	By: /s/ Tim Evans
Printed: Sherley B. Miller	Printed: Tim Evans
Title: Owner	Title: CEO

TENANT'S ACKNOWLEDGMENT

LANDLORD'S ACKNOWLEDGMENT

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